FOR IMMEDIATE RELEASE
CONTACT:
Tawni Doyle
(623) 587-2686

PetSmart Media Line
623-587-2177

PETSMART REPORTS SECOND QUARTER 2006 RESULTS AND
STOCK PURCHASE PROGRAM
•	Comp Sales Growth of 4.9 Percent	•	Total Revenues Up 13.5 Percent

•	Services Sales Grow 28 Percent	•	Board Authorizes $250 Million Stock Purchase Plan
PHOENIX – August 15, 2006 – PetSmart, Inc. today reported net income of $34.6 million, or $0.25 per diluted share, for the second fiscal quarter of 2006. That compares with net income of $35.7 million, or $0.24 per diluted share, for the second quarter of fiscal 2005.
     Included in the company’s second quarter 2006 results was approximately $2.9 million, or $0.01 per share, in expenses related to the review of a potential acquisition the company ultimately chose not to pursue. In addition, the company recorded approximately $1.8 million, or $0.01 per share, of distribution expense related to a project to replace racking in our Phoenix distribution center. The re-racking project also created out of stocks in the company’s higher margin hard goods products, resulting in a decrease in gross margins for the quarter.
     During the second quarter of 2006, the company also recorded a pre-tax charge of approximately $3.9 million, or $0.02 per share, for a change in accounting treatment for early pay discounts and recorded an unrelated, one-time tax benefit of approximately $2.5 million or $0.02 per share.
     “The second quarter was a challenging period, but I’m pleased to report that throughout the period, we saw continued evidence of the strength and differentiation of our business model and its ability to continue to draw the pet parent customer,” said Phil Francis, chairman and CEO. “We continue to feel very good about our ongoing ability to gain share and generate long-term value for our shareholders.”
Sales
     Net sales for the second quarter of 2006 were $1.0 billion, compared to $899.1 million for the same period in 2005, and comparable store sales – or sales in stores open at least a year – grew 4.9 percent in the second quarter, on top of 4.2 percent in the second quarter of 2005.
     Pet services sales were $98.1 million, up 28 percent from the same period last year.
     PetSmart opened 22 new stores and closed one location during the second quarter of 2006, which compares with 20 new stores and three closures during the second quarter of 2005.

Gross margins and expense
     Gross margins were 29.9 percent in the second quarter of 2006, compared with 31.3 percent in the same period in 2005. Included in second quarter gross margins was the $3.9 million charge related to the change in accounting for early pay discounts. The remainder of the decrease was the result of increased occupancy costs, the $1.8 million in additional expenses related to the project to replace racking in the Phoenix distribution center, related distribution issues and out of stock, and incremental shrink expense.
     Operating, general and administrative expenses were 23.8 percent of net sales in the second quarter of 2006, compared with 24.5 percent of net sales in the same period last year. Excluding the expenses related to the review of a potential acquisition the company chose not to pursue, operating, general and administrative expenses were 23.5 percent of sales.
Pre-tax income
     PetSmart generated pre-tax income of 5.2 percent of sales in the second quarter. That compares with 6.3 percent in the second quarter of last year. Excluding the expenses related to the potential acquisition the company chose not to pursue, the expenses related to the rack replacement in the distribution center and the margin impact for the change in accounting treatment for early pay discounts, pre-tax income was 6.0 percent of sales in the second quarter of 2006.
Investments
     PetSmart also announced a plan to accelerate certain investments scheduled for 2007 and 2008 into fiscal 2006.
     “We think it makes sense to invest now in making our business even stronger and more capable of delivering long-term value to our shareholders,” said Francis. “The investments we’re making are focused on building a strong infrastructure and enhancing the company’s ability to grow and gain additional market share.”
     Francis said the investments will result in approximately $7 million, or $0.03 a share, of additional expense, over the second half of fiscal 2006.
Dividend payments
     As previously announced, the company paid a dividend of $0.03 per share on August 11, 2006, to shareholders of record at the close of business on July 7, 2006.
Stock Purchase Program
     The PetSmart board has authorized a $142 million increase to the current Stock Purchase Program to bring the remaining repurchase capacity up to $250 million. The term will be extended to August 9, 2007.
     “With our strong fundamental business and the investments we’re making, we remain confident in our business model, our future prospects, and our ability to generate long-term shareholder value,” Francis said. “In addition, we believe in providing our shareholders with a tangible return in the form of dividends and share repurchases.”
Outlook
     PetSmart projects comparable store sales in the mid-single digits for the third quarter of 2006 and for the full year. It estimates earnings of $0.20 to $0.22 per share in the third quarter and projects earnings of $1.30 to $1.33 per share for the full year.
Conference call information
     PetSmart management has scheduled a teleconference for 5:00 p.m. (EST) today to discuss results for the second quarter of 2006 as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. The Web-cast will be available until the company announces results for the third quarter of 2006. In addition, you can listen to the call live by dialing 800-709-7416 (within the United States and Canada) or 706-679-5320 (for international callers), code 1227645. A phone replay will also be available through August 30, 2006, at 800-642-1687 in the United States and Canada, or at 706-645-9291 for international callers, code 1227645.
About PetSmart
     PetSmart, Inc. (NASDAQ: PETM) is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 850 pet stores in the United States and Canada, a growing number of in-store PetsHotel cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information ( www.petsmart.com ). PetSmart provides a broad range of competitively priced pet food and pet products; offers complete pet training, pet grooming, pet boarding, doggie day camp and pet adoption services; and provides a full line of horse supplies, including equestrian apparel and tack, through State Line Tack. Since 1994, PetSmart Charities, an independent 501(c)(3) non-profit animal welfare organization, has donated more than $42 million to animal welfare programs and, through its in-store pet adoption programs, has saved the lives of more than 2.6 million pets.
Forward-looking statements
     This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions, competitive forces and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PetSmart, Inc., and risks arising when investing in PetSmart, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Statement of utility
     PetSmart continues to provide all information required in accordance with Generally Accepted Accounting Principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if an investor is limited to reviewing only GAAP financial measures. Accordingly, PetSmart uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization.
     PetSmart’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by PetSmart may not be consistent with the presentation of similar companies in PetSmart’s industry. However, PetSmart presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate PetSmart’s operating results in a manner that focuses on what it believes to be its ongoing business operations.
     PetSmart’s management believes it is useful for itself and investors to review both GAAP information and non-GAAP measures of earnings per share, as adjusted to exclude the change in accounting treatment for early pay discounts, costs related to the rack replacement in the distribution center, expenses related to the review of a potential acquisition the company ultimately chose not to pursue and a one time tax benefit; operating, general and administrative expenses, as adjusted to exclude expenses related to the review of a potential acquisition the company ultimately chose not to pursue; and pretax income, as adjusted to exclude the change in accounting treatment for early pay discounts, costs related to the rack replacement in the distribution center and, expenses related to the review of a potential acquisition the company ultimately chose not to pursue, to have a better understanding of the overall performance of PetSmart’s business and its ability to perform in subsequent periods.
     Management believes the inclusion of these non-GAAP financial measures provides consistency and comparability of financial results and better enables investors to evaluate the ongoing operations and prospects of PetSmart by providing better comparisons. Whenever PetSmart uses such a non-GAAP financial measure, it strives where possible to provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	July 30, 2006	% of Sales	July 31, 2005	% of Sales	July 30, 2006	% of Sales	July 31, 2005	% of Sales

Net sales	$1,020,609	100.00%	$899,097	100.00%	$2,032,138	100.00%	$1,802,247	100.00%
Cost of sales	715,761	70.13%	617,360	68.66%	1,417,211	69.74%	1,241,131	68.87%

Gross profit	304,848	29.87%	281,737	31.34%	614,927	30.26%	561,116	31.13%

Operating, general and administrative expenses	242,868	23.80%	220,604	24.54%	478,268	23.54%	422,184	23.43%

Operating income	61,980	6.07%	61,133	6.80%	136,659	6.72%	138,932	7.71%

Interest expense, net	9,320	0.91%	4,596	0.51%	16,053	0.79%	10,095	0.56%

Income before income tax expense	52,660	5.16%	56,537	6.29%	120,606	5.93%	128,837	7.15%

Income tax expense	18,030	1.77%	20,792	2.31%	44,212	2.18%	48,383	2.68%

Net income	$34,630	3.39%	$35,745	3.98%	$76,394	3.76%	$80,454	4.46%

Basic earnings per share	$0.25		$0.25		$0.56		$0.57

Diluted earnings per share	$0.25		$0.24		$0.54		$0.54

Weighted average shares outstanding — basic	137,667		141,917		137,558		142,304
Weighted average shares outstanding — diluted	141,237		147,099		141,163		147,639

Stores open at beginning of each period	842		740		826		726
Stores opened during each period	22		20		42		36
Stores closed during each period	(1)		(3)		(5)		(5)
Stores open at end of each period	863		757		863		757

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 30,	January 29,
	2006	2006
Assets
Cash and cash equivalents	$144,316	$110,415
Short term investments	246,150	219,900
Receivables, net	24,172	36,902
Merchandise inventories	415,645	399,413
Other current assets	81,067	73,866

Total current assets	911,350	840,496

Property and equipment, net	936,316	857,658
Deferred income taxes	89,692	92,092
Other noncurrent assets	74,341	73,445

Total assets	$2,011,699	$1,863,691

Liabilities and Stockholders’ Equity
Accounts payable	$177,096	$155,424
Other current liabilities	283,986	294,747
Current portion capital lease obligations	15,356	12,559

Total current liabilities	476,438	462,730

Capital lease obligations	401,246	351,564
Other noncurrent liabilities	106,492	108,647

Total liabilities	984,176	922,941

Stockholders’ equity	1,027,523	940,750

Total liabilities and stockholders’ equity	$2,011,699	$1,863,691

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended July 30, 2006
			Reconciling Items
						Costs related to
			Early pay discount		Acquisition review	distribution center
	As Reported (GAAP)		change	Tax benefit	expenses	re-racking	Non-GAAP
Net sales	$1,020,609	100.00%	$—	$—	$—	$—	$1,020,609	100.00%
Cost of sales	715,761	70.13%	(3,922)	—	—	(1,792)	710,047	69.57%

Gross profit	304,848	29.87%	3,922	—	—	1,792	310,562	30.43%

Operating, general and administrative expenses	242,868	23.80%	—	—	(2,939)	—	239,929	23.51%

Operating income	61,980	6.07%	3,922	—	2,939	1,792	70,633	6.92%

Interest expense, net	9,320	0.91%	—	—	—	—	9,320	0.91%

Income before income tax expense	52,660	5.16%	3,922	—	2,939	1,792	61,313	6.01%

Income tax expense	18,030	1.77%	1,506	2,518	1,129	688	23,871	2.34%

Net income	$34,630	3.39%	$2,416	$(2,518)	$1,810	$1,104	$37,442	3.67%

Basic earnings per share	$0.25						$0.27
Diluted earnings per share	$0.25						$0.27

Weighted average shares outstanding — basic	137,667						137,667
Weighted average shares outstanding — diluted	141,237						141,237

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Twenty-Six Weeks Ended July 30, 2006
			Reconciling Items
						Costs related to
			Early pay discount		Acquisition review	distribution center
	As Reported (GAAP)		change	Tax benefit	expenses	re-racking	Non-GAAP
Net sales	$2,032,138	100.00%	$—	$—	$—	$—	$2,032,138	100.00%
Cost of sales	1,417,211	69.74%	(3,922)	—	—	(1,792)	1,411,497	69.46%

Gross profit	614,927	30.26%	3,922	—	—	1,792	620,641	30.54%

Operating, general and administrative expenses	478,268	23.54%	—	—	(2,939)	—	475,329	23.39%

Operating income	136,659	6.72%	3,922	—	2,939	1,792	145,312	7.15%

Interest expense, net	16,053	0.79%	—	—	—	—	16,053	0.79%

Income before income tax expense	120,606	5.93%	3,922	—	2,939	1,792	129,259	6.36%

Income tax expense	44,212	2.18%	1,506	2,518	1,129	688	50,053	2.46%

Net income	$76,394	3.76%	$2,416	$(2,518)	$1,810	$1,104	$79,206	3.90%

Basic earnings per share	$0.56						$0.58
Diluted earnings per share	$0.54						$0.56

Weighted average shares outstanding — basic	137,558						137,558
Weighted average shares outstanding — diluted	141,163						141,163

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Twenty-Six Weeks Ended July 31, 2005
			Reconciling Items
	As Reported (GAAP)		Legal settlement	Non-GAAP
Net sales	$1,802,247	100.00%	$—	$1,802,247	100.00%
Cost of sales	1,241,131	68.87%	—	1,241,131	68.87%

Gross profit	561,116	31.13%	—	561,116	31.13%

Operating, general and administrative expenses	422,184	23.43%	8,500	430,684	23.90%

Operating income	138,932	7.71%	(8,500)	130,432	7.24%

Interest expense, net	10,095	0.56%	—	10,095	0.56%

Income before income tax expense	128,837	7.15%	(8,500)	120,337	6.68%

Income tax expense	48,383	2.68%	(3,273)	45,110	2.50%

Net income	$80,454	4.46%	$(5,227)	$75,227	4.17%

Basic earnings per share	$0.57			$0.53
Diluted earnings per share	$0.54			$0.51

Weighted average shares outstanding — basic	142,304			142,304
Weighted average shares outstanding — diluted	147,639			147,639